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                                                                      EXHIBIT 21

                           SUBSIDIARIES OF THE COMPANY

          NAME               JURISDICTION OF INCORPORATION      OWNERSHIP %
------------------------     -----------------------------      -----------
Asante Acquisition Corp.                Nevada                     100%

TechnoConcepts, Inc.                    Nevada                     100%